Exhibit A

Schedule 13G

Raymond H. Dresser, Jr. and Gretchen M. Dresser


Issuer:  Sturgis Bancorp, Inc.

Class of Securities:  Common Stock

CUSIP Number:  864087101

Agreement to file Schedule 13G

We, Raymond H. Dresser, Jr. and Gretchen M. Dresser, hereby agree pursuant to Rule 13d-1(k)(1) of the Securities Exchange Act of 1934, to jointly file
Schedule 13G of the Securities Exchange Act of 1934. The Schedule 13G is being filed on behalf of each of us individually and, by signing below, we each certify that the information contained therein is accurate to the best of our knowledge and belief.


Date:  2/3/2005

/S/________________________________
Signature
Raymond H. Dresser, Jr.
Name/Title

Date:  2/3/2005

/S/________________________________
Signature
Gretchen M. Dresser
Name/Title